HEI Exhibit 10.14

Nonemployee Directors Compensation Schedule
Effective January 1, 2014

HEI Board - Annual Cash Retainers (paid quarterly)
HEI Chairman of the Board	$250,000
HEI Director	$65,000
HEI Audit Committee Chair	$15,000
HEI Audit Committee Member	$6,000
HEI Compensation Committee Chair	$15,000
HEI Compensation Committee Member	$6,000
HEI NCG Committee Chair	$10,000
HEI NCG Committee Member	$4,000
ASB Board - Annual Cash Retainers (paid quarterly) *
ASB Directors who are not also HEI Directors	$40,000
ASB Audit Committee Chair	$10,000
ASB Audit Committee Member	$4,000
ASB Risk Committee Chair	$10,000
ASB Risk Committee Member	$4,000
HECO Board - Annual Cash Retainers (paid quarterly) *
HECO Directors who are not also HEI Directors	$40,000
HECO Audit Committee Chair	$10,000
HECO Audit Committee Member	$4,000
Extra Meeting Fees (per additional meeting)
HEI Board Member	$1,500	(A)
HEI Audit Committee Member	$1,500	(B)
HEI Compensation Committee Member	$1,500	(C)
HEI NCG Committee Member	$1,500	(C)
HECO/ASB Board Member	$1,000	(A)
ASB Audit Committee Member	$1,000	(B)
HECO Audit Committee Member	$1,000	(C)
ASB Risk Committee Member	$1,000	(C)
(A) Earned per extra meeting, after attending 8 meetings during the calendar year
(B) Earned per extra meeting, after attending 10 meetings during the calendar year
(C) Earned per extra meeting, after attending 6 meetings during the calendar year

HEI, ASB and HECO Boards - Equity Compensation *
HEI Director - annual grant (paid on last business day of June)	shares valued at $75K
HECO and ASB only Directors - annual grant (last business day of June)	shares valued at $40K
New Directors (one-time grant during first year of service -- prorated)	portion of annual grant, prorated on start date

* For ASB and HECO directors who are also HEI directors, ASB and HECO pay a pro rata portion of each such director's total compensation (cash and equity value).